Exhibit 99.1

PRESS RELEASE
Dick’s Sporting Goods Reports Second Quarter Results, Operating Income Increases 95% Over Prior Year Proforma
PITTSBURGH, Pa., August 16, 2005 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the second quarter ended July 30, 2005, with earnings at the high end of guidance.
Second Quarter Results
The Company reported net income for the second quarter ended July 30, 2005, excluding merger integration and store closing costs and gain on sale of investment, of $24.2 million, or $0.45 per share, as compared to earnings guidance provided on May 17, 2005 of $0.43 - 0.45 per share excluding merger integration and store closing costs. This compares to GAAP net income and earnings per share of $17.9 million and $0.34, respectively, and proforma, combined company net income and earnings per share of $11.0 million and $0.21, respectively, for the second quarter ended July 31, 2004.
Including after-tax merger integration and store closing costs of $3.2 million, or $0.06 per share, and after-tax gain on sale of investment of $1.1 million, or $0.02 per share, the Company reported net income for the second quarter ended July 30, 2005 of $22.1 million, or $0.41 per share as compared to earnings guidance of $0.37 - $0.39 per share including merger integration and store closing costs.
Total sales for the quarter increased 50% over last year to $622.0 million due to a comparable store sales increase of 0.5%, the opening of new stores, and the inclusion of the former Galyan’s operations in this year’s quarterly results for the full 13 weeks. The former Galyan’s stores will be included in the comparable store base beginning in the second quarter of fiscal 2006.
During the second quarter, the Company opened three stores and relocated one store. The stores that opened in the second quarter include: Toledo, OH, Greenville, SC and Pittsburgh, PA. One of the three new stores was the two-level prototype (Toledo, OH). The relocated store was in Dayton, OH.
As of July 30, 2005, the Company operated 239 stores, with approximately 13.8 million square feet, in 34 states.
“We are pleased to report results at the high end of our earnings guidance. We continued to execute in the second quarter, increasing operating income by 95% over last year’s proforma results. Inventory was effectively managed with inventory per square foot decreasing by 3% over last year,” said Edward W. Stack, Chairman & CEO.
Year-to-Date Results
Net income for the 26 weeks ended July 30, 2005, excluding merger integration and store closing costs and gain on sale of investment, was $36.3 million, or $0.67 per share. Including after-tax merger integration and store closing costs of $22.7 million, or $0.42 per share, and after-tax gain on sale of investment of $1.1 million, or $0.02 per share, the Company reported net income for the 26 weeks ended July 30, 2005 of $14.8 million, or $0.27 per share. This compares to GAAP net income and earnings per share of $28.5 million and $0.54, respectively, and proforma, combined company net income and earnings per share of $16.1 million and $0.31, respectively, for the 26 weeks ended July 31, 2004.
Total sales for the 26 weeks ended July 30, 2005 increased 53% over last year to $1,192.8. Comparable store sales increased 1.7%.
Galyan’s Conversion
The conversion, re-merchandising, and grand re-opening of the former Galyan’s stores to Dick’s stores was completed in the first quarter of 2005. Since the conversion is completed, the former Galyan’s stores will be included in the comp store sales base beginning in the second quarter of fiscal 2006.
The Company closed the final store due to the acquisition in the second quarter of 2005.
The Company is lowering expected total merger integration and store closing costs from $70 million to $65 million, of which $37.8 million was incurred in the first two quarters of 2005, and $20.3 million in 2004. The balance of the costs, which relate to future lease payments on closed stores, will be incurred in 2006 and beyond. Merger integration and store closing costs primarily include the expense of closing Dick’s stores, advertising the re-branding of Galyan’s stores, recruiting, system conversion costs, and duplicative costs such as corporate occupancy.
2005 Outlook
The Company’s current outlook for 2005 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.
Full Year 2005
•	Earnings guidance is being revised to $1.70 - 1.75 per share which is the original guidance provided in the June 21, 2004 press release announcing the Galyan’s acquisition, versus our most recent guidance of $1.82 - 1.87. This represents an approximate 48% increase over proforma, combined company earnings per share for the full year 2004 of $1.17, excluding merger integration and store closing costs and gain on sale of investment. Including merger integration and store closing costs, earnings guidance is $1.27 - 1.32 per share. Guidance is based on an estimated 55 million shares outstanding.

Guidance is being revised due to a sales shortfall to our plan in the former Galyan’s stores. The stores are behaving more similar to a new Dick’s store in a new market, when we had anticipated they would outperform a new Dick’s store. Key business categories, such as golf and athletic footwear have increased substantially over historic Galyan’s levels, but have performed below our plan. Our ad support for the former Galyan’s stores has not been as aggressive as in the Dick’s stores, which contributed to the sales shortfall while providing expense savings. The advertising frequency has been less than the traditional Dick’s program, which will change in the third quarter, and it will be identical to the standard program in the fourth quarter.

•	Comparable store sales are expected to increase approximately 2%. The converted Galyan’s stores will be included in the comparable store base in the second quarter of fiscal 2006, as the re-branding and re-merchandising effort of all converted Galyan’s stores has been completed as of the end of the first quarter 2005.

•	The Company now expects to open 26 new stores in 2005. As of the end of the second quarter, the Company closed six stores (five Dick’s stores and one Galyan’s store) due to overlap, completing that aspect of the conversion.

•	Our 2005 full-year EPS guidance excludes the impact of expensing stock options as the SEC has amended the compliance date for SFAS 123R. We are planning to implement the provisions of SFAS 123R beginning in fiscal 2006.
Third Quarter 2005
•	Based on an estimated 55 million shares outstanding, the Company anticipates EPS for the third quarter of $0.06 - $0.08 per share. This compares to the third quarter 2004 GAAP net loss per share of $(0.04), or earnings per share of $0.05, excluding merger integration and store closing costs.

•	Comparable store sales are expected to increase approximately 1-2%.

•	The Company expects to open 16 new stores and relocate two stores in the third quarter.
Conference Call Info
The Company will be hosting a conference call today at 10:00 am Eastern time to discuss the second quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.
For those who cannot listen to the live broadcast, the webcast will be archived on the Company’s web site for approximately 30 days. In addition, a dial-in replay will be available shortly after the call. To listen, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 28548981. The dial-in replay will be available for 30 days following the live call.
Forward Looking Statements and Merger Integration and Store Closing Cost Estimates
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 29, 2005 as filed with the Securities and Exchange Commission on March 31, 2005, ones associated with combining businesses and achieving expected savings and synergies (including annualized cost savings and merchandise buying improvements) and/or with assimilating acquired companies and ones associated with the fact that merger integration and store closing costs related to the Galyan’s acquisition are difficult to predict with a level of certainty and may be greater than expected. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.
About Dick’s Sporting Goods, Inc.
Pittsburgh-based Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of July 30, 2005 the Company operated 239 stores in 34 states primarily throughout the Eastern half of the U.S.
Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the bottom of the home page).
Contact:
Michael F. Hines, EVP — Chief Financial Officer or
Dennis Magulick, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(Dollars in thousands, except per share data)

	13 Weeks Ended		26 Weeks Ended
	July 30,	July 31,	July 30,	July 31,
	2005	2004	2005	2004
Net sales	$621,972	$416,135	$1,192,815	$780,342
Cost of goods sold, including occupancy and distribution costs	447,556	296,971	866,427	558,420

GROSS PROFIT	174,416	119,164	326,388	221,922

Selling, general and administrative expenses	129,449	85,864	255,718	168,031
Pre-opening expenses	1,592	2,443	4,237	5,712
Merger integration and store closing costs	5,309	52	37,790	52

INCOME FROM OPERATIONS	38,066	30,805	28,643	48,127

Gain on sale of investment	(1,844)	—	(1,844)	—
Interest expense, net	3,079	959	5,875	1,601
Other income	—	—	—	(1,000)

INCOME BEFORE INCOME TAXES	36,831	29,846	24,612	47,526

Provision for income taxes	14,733	11,938	9,845	19,010

NET INCOME	$22,098	$17,908	$14,767	$28,516

EARNINGS PER COMMON SHARE:
Basic	$0.44	$0.38	$0.30	$0.60
Diluted	$0.41	$0.34	$0.27	$0.54

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	49,750	47,693	49,418	47,503
Diluted	54,115	52,627	53,902	52,506

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(Dollars in thousands)

	July 30,	July 31,	January 29,
	2005	2004	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$29,921	$37,964	$18,886
Accounts receivable, net	41,154	37,407	30,611
Income taxes receivable	18,139	—	7,202
Inventories, net	536,820	489,401	457,618
Prepaid expenses and other current assets	12,837	18,855	8,772
Investments	—	20,000	—
Deferred income taxes	5,344	34,965	7,966

Total current assets	644,215	638,592	531,055

Property and equipment, net	351,936	332,771	349,098
Construction in progress — leased facilities	20,695	10,492	15,233
Goodwill	156,252	159,398	157,245
Other assets	38,736	26,904	32,417

TOTAL ASSETS	$1,211,834	$1,168,157	$1,085,048

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$272,858	$286,974	$211,685
Accrued expenses	119,217	136,189	141,465
Deferred revenue and other liabilities	39,099	36,837	48,882
Income taxes payable	—	1,570	—
Current portion of other long-term debt and capital leases	560	603	635

Total current liabilities	431,734	462,173	402,667

LONG-TERM LIABILITIES:
Senior convertible notes	172,500	172,500	172,500
Revolving credit borrowings	121,206	159,657	76,094
Other long-term debt and capital leases	8,427	14,886	8,775
Non-cash obligations for construction in progress — leased facilities	20,695	10,492	15,233
Deferred income taxes	—	5,168	—
Deferred revenue and other liabilities	105,600	83,953	96,112

Total long-term liabilities	428,428	446,656	368,714

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—
Common stock	362	339	348
Class B common stock	139	141	140
Additional paid-in capital	204,458	166,214	181,321
Retained earnings	144,629	89,473	129,862
Accumulated other comprehensive income	2,084	3,161	1,996

Total stockholders’ equity	351,672	259,328	313,667

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,211,834	$1,168,157	$1,085,048

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	26 Weeks Ended
	July 30,	July 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,767	$28,516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,324	8,493
Deferred income taxes	(2,738)	(769)
Tax benefit from exercise of stock options	13,452	6,074
Gain on sale of non-cash investment	(1,844)	—
Other non-cash items	1,216	—
Changes in assets and liabilities:
Accounts receivable	(13,146)	(12,640)
Inventories	(78,994)	(81,808)
Prepaid expenses and other assets	(3,237)	(4,312)
Accounts payable	47,094	56,322
Accrued expenses	(5,727)	(2,915)
Income taxes payable	—	3,199
Deferred construction allowances	1,594	13,982
Deferred revenue and other liabilities	3,379	(9,856)

Net cash provided by operating activities	140	4,286

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(69,521)	(40,644)
Proceeds from sale-leaseback transactions	12,262	20,835
Payment for the purchase of Galyan’s, net of $17,931 cash acquired	—	(347,091)
Purchase of held-to-maturity securities	—	(57,942)
Proceeds from sale of held-to-maturity securities	—	37,942
Increase in recoverable costs from developed properties	(2,007)	(447)
Proceeds from sale of non-cash investment	1,922	—

Net cash used in investing activities	(57,344)	(387,347)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes	—	172,500
Revolving credit borrowings, net	45,112	159,657
Payments on other long-term debt and capital leases	(274)	(249)
Payment for purchase of bond hedge	—	(33,120)
Proceeds from issuance of warrant	—	12,420
Transaction costs for convertible notes	—	(5,786)
Proceeds from sale of common stock under employee stock purchase plan	2,135	1,763
Proceeds from exercise of stock options	6,347	2,122
Increase in bank overdraft	14,919	18,044

Net cash provided by financing activities	68,239	327,351

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	11,035	(55,710)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	18,886	93,674

CASH AND CASH EQUIVALENTS, END OF PERIOD	$29,921	$37,964

Supplemental non-cash investing and financing activities:
Construction in progress — leased facilities	$5,462	$(435)
Accrued property and equipment	$(14,203)	$—

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(In thousands, except per share data)

				Proforma (1)
	13 Weeks Ended			13 Weeks Ended
	July 30, 2005			July 31, 2004
		Merger	Results excluding
		Integration and	Merger
		Store Closing	Integration and	Dick’s	Galyan’s
	GAAP	Costs and	Store Closing Costs	Sporting	Trading
	Results	Investment Gain	and Investment Gain	Goods, Inc.	Company, Inc.	Consolidated
Net sales	$621,972	$—	$621,972	$409,298	$189,118	$598,416
Cost of goods sold, including occupancy and distribution costs	447,556	—	447,556	291,553	145,252	436,805

GROSS PROFIT	174,416	—	174,416	117,745	43,866	161,611
% to sales			28.04%			27.01%
Selling, general and administrative expenses	129,449	—	129,449	84,702	51,663	136,365
Pre-opening expenses	1,592	—	1,592	2,397	542	2,939
Merger integration and store closing costs	5,309	(5,309)	—	52	—	52

INCOME (LOSS) FROM OPERATIONS	38,066	5,309	43,375	30,594	(8,339)	22,255
% to sales			6.97%			3.72%
Gain on sale of investment	(1,844)	1,844	—	—	—	—
Interest expense, net	3,079	—	3,079	959	2,933	3,892
Other income	—	—	—	—	—	—

INCOME (LOSS) BEFORE INCOME TAXES	36,831	3,465	40,296	29,635	(11,272)	18,363
Provision (benefit) for income taxes	14,733	1,386	16,119	11,854	(4,509)	7,345

NET INCOME	$22,098	$2,079	$24,177	$17,781	$(6,763)	$11,018

EARNINGS PER COMMON SHARE:
Basic	$0.44		$0.49	$0.37		$0.23
Diluted	$0.41		$0.45	$0.34		$0.21

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	49,750		49,750	47,693		47,693
Diluted	54,115		54,115	52,627		52,627

(1)	The unaudited proforma results present information as if Galyan’s had been acquired at the beginning of each period presented. The proforma amounts include certain reclassifications to Galyan’s amounts to conform them to the Company’s presentation, and an increase in pre-tax interest expense of $2.0 million, to reflect the increase in borrowings under the amended credit facility to finance the acquisition as if it had occurred at the beginning of each period presented. The proforma amounts do not reflect any benefits from economies which might be achieved from combining the operations. The proforma information does not necessarily reflect the actual results that would have occurred had the companies been combined during the periods presented, nor is it necessarily indicative of the future results of operations of the combined companies.

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED (In thousands, except per share data)

				Proforma (1)
	26 Weeks Ended			26 Weeks Ended
	July 30, 2005			July 31, 2004
		Merger	Results excluding
		Integration and	Merger
		Store Closing	Integration and	Dick's	Galyan's
	GAAP	Costs and	Store Closing Costs	Sporting	Trading
	Results	Investment Gain	and Investment Gain	Goods, Inc.	Company, Inc.	Consolidated
Net sales	$1,192,815	$—	$1,192,815	$773,505	$346,080	$1,119,585
Cost of goods sold, including occupancy and distribution costs	866,427	—	866,427	553,002	265,774	818,776

GROSS PROFIT	326,388	—	326,388	220,503	80,306	300,809
% to sales			27.36%			26.87%
Selling, general and administrative expenses	255,718	—	255,718	166,869	92,763	259,632
Pre-opening expenses	4,237	—	4,237	5,666	2,323	7,989
Merger integration and store closing costs	37,790	(37,790)	—	52	—	52

INCOME (LOSS) FROM OPERATIONS	28,643	37,790	66,433	47,916	(14,780)	33,136
% to sales			5.57%			2.96%
Gain on sale of investment	(1,844)	1,844	—	—	—	—
Interest expense, net	5,875	—	5,875	1,601	5,764	7,365
Other income	—	—	—	(1,000)	—	(1,000)

INCOME (LOSS) BEFORE INCOME TAXES	24,612	35,946	60,558	47,315	(20,544)	26,771
Provision (benefit) for income taxes	9,845	14,378	24,223	18,926	(8,218)	10,708

NET INCOME	$14,767	$21,568	$36,335	$28,389	$(12,326)	$16,063

EARNINGS PER COMMON SHARE:
Basic	$0.30		$0.74	$0.60		$0.34
Diluted	$0.27		$0.67	$0.54		$0.31

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	49,418		49,418	47,503		47,503
Diluted	53,902		53,902	52,506		52,506

(1)	The unaudited proforma results present information as if Galyan’s had been acquired at the beginning of each period presented. The proforma amounts include certain reclassifications to Galyan’s amounts to conform them to the Company’s presentation, and an increase in pre-tax interest expense of $3.9 million, to reflect the increase in borrowings under the amended credit facility to finance the acquisition as if it had occurred at the beginning of each period presented. The proforma amounts do not reflect any benefits from economies which might be achieved from combining the operations. The proforma information does not necessarily reflect the actual results that would have occurred had the companies been combined during the periods presented, nor is it necessarily indicative of the future results of operations of the combined companies.

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated.

	Fiscal 2005			YTD Q2 Fiscal 2004
	Q1	Q2	Total	Dick's	Galyan's	Total
Beginning stores	234	236	234	163	43	206
New	7	3	10	10	5	15
Closed	5	—	5	—	—	—

Ending stores	236	239	239	173	48	221

Square Footage:
(in millions)

	Dick's	Galyan's	Total
Q2 2003	7.3	3.3	10.6
Q3 2003	7.9	3.8	11.7
Q4 2003	7.9	3.8	11.7
Q1 2004	8.3	4.1	12.4
Q2 2004	8.5	4.2	12.7
Q3 2004	9.2	4.2	13.4
Q4 2004	9.4	4.1	13.5
Q1 2005			13.6
Q2 2005			13.8

Regulation G Reconciliations
The following table sets forth the calculation of EBITDA, which is non-GAAP financial information, and reconciles EBITDA to the most directly comparable GAAP information. EBITDA for the 13 weeks ended July 30, 2005 and July 31, 2004 was $51.5 million and $35.0 million, respectively. EBITDA for the 13 weeks ended July 30, 2005, excluding merger integration and store closing costs related to the acquisition of Galyan’s on July 29, 2004, and the gain on sale of investment, was $54.8 million. Proforma EBITDA for the 13 weeks ended July 31, 2004, including Galyan’s as if the acquisition had occurred at the beginning of the period was $34.1 million.
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.
EBITDA 1
(in thousands)

		Add:		Results excluding
		Merger	Less:	merger integration
	13 Weeks Ended	integration and	Gain on sale	and store closing
	July 30, 2005	store closing costs	of investment	costs
Net income	$22,098	$3,185	$1,106	$24,177
Provision for income taxes	14,733	2,124	738	16,119
Interest expense, net	3,079	—	—	3,079
Depreciation and amortization	11,545	(149)	—	11,396

EBITDA	$51,455	$5,160	$1,844	$54,771

GAAP
13 Weeks Ended
July 31, 2004
Net income	$17,908
Provision for income taxes	11,938
Interest expense, net	959
Depreciation and amortization	4,197

EBITDA	$35,002

/ 1	Presents EBITDA adjusted for merger integration and store closing costs.
EBITDA (Proforma)2

		Add:
	Dick's	Galyan's	Proforma
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
	July 31, 2004	July 31, 2004	July 31, 2004
Net income (loss)	$17,781	$(6,763)	$11,018
Provision (benefit) for income taxes	11,854	(4,509)	7,345
Interest expense, net	959	2,933	3,892
Depreciation and amortization	4,197	7,623	11,820

EBITDA	$34,791	$(716)	$34,075

/ 2	Proforma EBITDA for the 13 week ended July 31, 2004 include the operations of Galyan’s as if it had been acquired at the beginning of the period. The proforma amounts include an increase in interest expense to reflect the increase in borrowings under the amended credit facility to finance the acquisition as if it had occurred at the beginning of the period.

Adjusted net income and earnings per share reconciliation
The Company believes the use of adjusted net income, and adjusted earnings per share for the periods below provides a further understanding due to the merger integration and store closing costs incurred during the current year related to the acquisition of Galyan’s on July 29, 2004 and the gain on sale of investment. The reconciliation of adjusted net income, and adjusted earnings per share to the most directly comparable GAAP financial information is presented below. (in thousands, except per share data):

			Proforma 1
	52 Weeks Ended		52 Weeks Ended
	January 29, 2005		January 29, 2005
		Per		Per
	Amounts	Share	Amounts	Share
Reported net income (GAAP)	$68,905	$1.30	$68,905	$1.30
Add: Merger integration and store closing costs, after tax	12,202	0.23	12,202	0.23
Less: Gain on sale of investment, after tax	(6,589)	(0.12)	(6,589)	(0.12)
Less: Galyan’s net loss	—	—	(12,453)	(0.24)

Adjusted net income	$74,518	$1.41	$62,065	$1.17

1	Proforma includes the operations of Galyan’s as if it had been acquired at the beginning of fiscal 2004.
EPS Guidance
The EPS guidance for fiscal 2005 excludes merger integration and store closing costs. The following table sets forth a reconciliation of guidance net income per share to adjusted net income per share excluding merger integration and store closing costs, after tax:

52 Weeks Ended
January 28, 2006
Guidance net income per share	$1.27 - 1.32
Guidance merger integration and store closing costs per share	0.43
Guidance adjusted net income per share excluding

merger integration and store closing costs	$1.70 - 1.75